CREDIT AGREEMENT

                       by and among

         FOREST CITY RENTAL PROPERTIES CORPORATION

                        as Borrower

                            and

                   SOCIETY NATIONAL BANK
                    NATIONAL CITY BANK
               THE HUNTINGTON NATIONAL BANK
                       COMERICA BANK
                            AND
                FIRST NATIONAL BANK OF OHIO

                         as Banks

                            and

                   SOCIETY NATIONAL BANK

                  as Agent for the Banks

                 Dated as of July 25, 1994







                        TABLE OF CONTENTS

                                                                  Page

ARTICLE I
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II
TERM LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

SECTION 2.01(a) INITIAL TERM LOANS. . . . . . . . . . . . . . . . .  8
SECTION 2.01(b) REPAYMENT OF INITIAL TERM LOANS . . . . . . . . . .  8
SECTION 2.02(a) ADDITIONAL TERM LOANS ON CONVERSION
                OF REVOLVING LOANS. . . . . . . . . . . . . . . . .  8
SECTION 2.02(b) REPAYMENT OF ADDITIONAL TERM LOANS. . . . . . . . .  9
SECTION 2.03    TERM NOTES. . . . . . . . . . . . . . . . . . . . .  9
SECTION 2.04    INTEREST ON TERM LOANS. . . . . . . . . . . . . . .  9

ARTICLE III
REVOLVING LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 3.01    AMOUNT OF THE REVOLVING LOAN FACILITY . . . . . . . 10
SECTION 3.02    REVOLVING LOAN COMMITMENTS. . . . . . . . . . . . . 10
SECTION 3.03    REVOLVING LOANS . . . . . . . . . . . . . . . . . . 10
SECTION 3.04    PURPOSE OF THE REVOLVING LOANS. . . . . . . . . . . 11
SECTION 3.05    REVOLVING LOAN NOTES. . . . . . . . . . . . . . . . 11
SECTION 3.06    LETTERS OF CREDIT . . . . . . . . . . . . . . . . . 12
SECTION 3.07    REPAYMENT OF THE REVOLVING LOAN NOTES . . . . . . . 13
SECTION 3.08    INTEREST ON THE REVOLVING LOAN NOTES. . . . . . . . 13

ARTICLE IV
INTEREST ON THE TERM LOANS AND THE REVOLVING LOANS. . . . . . . . . 13

SECTION 4.01(a) INTEREST OPTIONS. . . . . . . . . . . . . . . . . . 13
SECTION 4.01(b) LIBOR RATE OPTION . . . . . . . . . . . . . . . . . 14
SECTION 4.01(c) PRIME RATE OPTION . . . . . . . . . . . . . . . . . 14
SECTION 4.01(d) INDICATED SPREAD. . . . . . . . . . . . . . . . . . 14
SECTION 4.02    INTEREST PERIODS. . . . . . . . . . . . . . . . . . 15
SECTION 4.03    INTEREST PAYMENT DATES. . . . . . . . . . . . . . . 16
SECTION 4.04    INTEREST CALCULATIONS . . . . . . . . . . . . . . . 16
SECTION 4.05    POST-DEFAULT RATE . . . . . . . . . . . . . . . . . 16
SECTION 4.06    RESERVES OR DEPOSIT REQUIREMENTS, ETC . . . . . . . 16
SECTION 4.07    TAX LAW, ETC. . . . . . . . . . . . . . . . . . . . 17
SECTION 4.08    INDEMNITY . . . . . . . . . . . . . . . . . . . . . 18
SECTION 4.09    EURODOLLAR DEPOSITS UNAVAILABLE OR
                INTEREST RATE UNASCERTAINABLE . . . . . . . . . . . 18
SECTION 4.10    CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL . . . 19
SECTION 4.11    FUNDING . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE V
AGREEMENTS AND CONDITIONS APPLICABLE TO ALL LOANS . . . . . . . . . 20

SECTION 5.01    CONDITIONS TO LOANS . . . . . . . . . . . . . . . . 20
SECTION 5.02    PAYMENT ON NOTES, ETC . . . . . . . . . . . . . . . 20
SECTION 5.03    PREPAYMENT. . . . . . . . . . . . . . . . . . . . . 21
SECTION 5.04    COMMITMENT FEES . . . . . . . . . . . . . . . . . . 22
SECTION 5.05    CLOSING FEE . . . . . . . . . . . . . . . . . . . . 22
SECTION 5.06     AGENT FEE. . . . . . . . . . . . . . . . . . . . . 22
SECTION 5.07    COMPENSATION FOR ADDITIONAL COSTS; CAPITAL ADEQUACY 22

ARTICLE VI
OPENING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 24

SECTION 6.01    CORPORATE AND LOAN DOCUMENTS. . . . . . . . . . . . 24
SECTION 6.02    OPINION OF COUNSEL FOR PARENT . . . . . . . . . . . 25
SECTION 6.03    OPINION OF COUNSEL FOR BORROWER . . . . . . . . . . 25
SECTION 6.04    TERMINATION OF OLD CREDIT AGREEMENT . . . . . . . . 26
SECTION 6.05    TERMINATION OF SNB CREDIT AGREEMENT . . . . . . . . 26
SECTION 6.06    MODIFICATION OF RITZ CARLTON DOCUMENTS. . . . . . . 26

ARTICLE VII
COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 7.01    PAYMENT OF AMOUNTS DUE. . . . . . . . . . . . . . . 26
SECTION 7.02    EXISTENCE, BUSINESS, ETC. . . . . . . . . . . . . . 26
SECTION 7.03    MAINTENANCE OF PROPERTIES . . . . . . . . . . . . . 26
SECTION 7.04    PAYMENT OF TAXES, ETC . . . . . . . . . . . . . . . 27
SECTION 7.05    FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . 27
SECTION 7.06    INSPECTION. . . . . . . . . . . . . . . . . . . . . 28
SECTION 7.07    ENVIRONMENTAL COMPLIANCE. . . . . . . . . . . . . . 28
SECTION 7.08    PLAN. . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 7.09    INSURANCE . . . . . . . . . . . . . . . . . . . . . 29
SECTION 7.10    MONEY OBLIGATIONS . . . . . . . . . . . . . . . . . 30
SECTION 7.11    RECORDS . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 7.12    FRANCHISES. . . . . . . . . . . . . . . . . . . . . 30
SECTION 7.13    NOTICE. . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 7.14    COMBINATIONS. . . . . . . . . . . . . . . . . . . . 31
SECTION 7.15    BULK TRANSFERS. . . . . . . . . . . . . . . . . . . 31
SECTION 7.16    BORROWINGS. . . . . . . . . . . . . . . . . . . . . 31
SECTION 7.17    LIENS . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 7.18    LOANS . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 7.19    GUARANTEES. . . . . . . . . . . . . . . . . . . . . 34
SECTION 7.20    GROSS CASH FLOW . . . . . . . . . . . . . . . . . . 35
SECTION 7.21    POST-CLOSING ITEMS. . . . . . . . . . . . . . . . . 35
SECTION 7.22    FURTHER ASSURANCES. . . . . . . . . . . . . . . . . 36
SECTION 7.23    AMENDMENT OF ARTICLES OF INCORPORATION
                AND/OR REGULATIONS. . . . . . . . . . . . . . . . . 36
SECTION 7.24    FISCAL YEAR . . . . . . . . . . . . . . . . . . . . 36
SECTION 7.25    REGULATION U. . . . . . . . . . . . . . . . . . . . 36

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . 36

SECTION 8.01    EXISTENCE . . . . . . . . . . . . . . . . . . . . . 36
SECTION 8.02    RIGHT TO ACT. . . . . . . . . . . . . . . . . . . . 37
SECTION 8.03    BINDING EFFECT. . . . . . . . . . . . . . . . . . . 37
SECTION 8.04    LITIGATION. . . . . . . . . . . . . . . . . . . . . 38
SECTION 8.05    EMPLOYEE RETIREMENT INCOME SECURITY ACT . . . . . . 38
SECTION 8.06    ENVIRONMENTAL COMPLIANCE. . . . . . . . . . . . . . 38
SECTION 8.07    SOLVENCY. . . . . . . . . . . . . . . . . . . . . . 39
SECTION 8.08    FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . 39
SECTION 8.09    DEFAULTS. . . . . . . . . . . . . . . . . . . . . . 39
SECTION 8.10    OPERATIONS. . . . . . . . . . . . . . . . . . . . . 39
SECTION 8.11    TITLE TO PROPERTIES; PATENTS, TRADE MARKS, ETC. . . 39
SECTION 8.12    COMPLIANCE WITH OTHER INSTRUMENTS . . . . . . . . . 40
SECTION 8.13    MATERIAL RESTRICTIONS . . . . . . . . . . . . . . . 40
SECTION 8.14    CORRECTNESS OF DATA FURNISHED . . . . . . . . . . . 40
SECTION 8.15    TAXES . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 8.16    COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . 41
SECTION 8.17    REGULATION U, ETC . . . . . . . . . . . . . . . . . 41
SECTION 8.18    HOLDING COMPANY ACT . . . . . . . . . . . . . . . . 42
SECTION 8.19    SECURITIES ACT, ETC . . . . . . . . . . . . . . . . 42
SECTION 8.20    INVESTMENT COMPANY ACT. . . . . . . . . . . . . . . 42
SECTION 8.21    INDEBTEDNESS OF SUBSIDIARIES. . . . . . . . . . . . 42
SECTION 8.22    GUARANTEES. . . . . . . . . . . . . . . . . . . . . 43

ARTICLE IX
EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . 43

SECTION 9.01    PAYMENTS. . . . . . . . . . . . . . . . . . . . . . 43
SECTION 9.02    COVENANTS . . . . . . . . . . . . . . . . . . . . . 43
SECTION 9.03    REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . 43
SECTION 9.04    CROSS DEFAULT . . . . . . . . . . . . . . . . . . . 43
SECTION 9.05    TERMINATION OF PLAN . . . . . . . . . . . . . . . . 44
SECTION 9.06    DOMESTIC SUBSIDIARY'S SOLVENCY. . . . . . . . . . . 44
SECTION 9.07    BORROWER'S SOLVENCY . . . . . . . . . . . . . . . . 45
SECTION 9.08    PARENT DEFAULT. . . . . . . . . . . . . . . . . . . 46

ARTICLE X
REMEDIES UPON DEFAULT . . . . . . . . . . . . . . . . . . . . . . . 46

SECTION 10.01   OPTIONAL DEFAULTS . . . . . . . . . . . . . . . . . 46
SECTION 10.02   AUTOMATIC DEFAULTS. . . . . . . . . . . . . . . . . 46
SECTION 10.04   OFFSETS . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 10.05   EQUALIZATION PROVISION. . . . . . . . . . . . . . . 47

ARTICLE XI
THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

SECTION 11.01   APPOINTMENT AND AUTHORIZATION . . . . . . . . . . . 48
SECTION 11.02   NOTE HOLDERS. . . . . . . . . . . . . . . . . . . . 49
SECTION 11.03   CONSULTATION WITH COUNSEL . . . . . . . . . . . . . 49
SECTION 11.04   DOCUMENTS . . . . . . . . . . . . . . . . . . . . . 49
SECTION 11.05   AGENT AND AFFILIATES. . . . . . . . . . . . . . . . 49
SECTION 11.06   KNOWLEDGE OF DEFAULT. . . . . . . . . . . . . . . . 49
SECTION 11.07   ACTION BY AGENT . . . . . . . . . . . . . . . . . . 49
SECTION 11.08   NOTICES, DEFAULT, ETC . . . . . . . . . . . . . . . 50
SECTION 11.09   INDEMNIFICATION . . . . . . . . . . . . . . . . . . 50

ARTICLE XII
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

SECTION 12.01   BANKS' INDEPENDENT INVESTIGATION. . . . . . . . . . 50
SECTION 12.02   NO WAIVER; CUMULATIVE REMEDIES. . . . . . . . . . . 51
SECTION 12.03   AMENDMENTS, CONSENTS. . . . . . . . . . . . . . . . 51
SECTION 12.04   NOTICES . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 12.05   COSTS, EXPENSES AND TAXES . . . . . . . . . . . . . 52
SECTION 12.06   SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . 53
SECTION 12.07   OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS . . . 53
SECTION 12.08   EXECUTION IN COUNTERPARTS . . . . . . . . . . . . . 53
SECTION 12.09   BINDING EFFECT; ASSIGNMENT. . . . . . . . . . . . . 53
SECTION 12.10   GOVERNING LAW . . . . . . . . . . . . . . . . . . . 54
SECTION 12.11   SEVERABILITY OF PROVISIONS; CAPTIONS. . . . . . . . 54
SECTION 12.12   PURPOSE . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 12.13   ADDITIONAL BANKS. . . . . . . . . . . . . . . . . . 54
SECTION 12.14   CONSENT TO JURISDICTION . . . . . . . . . . . . . . 54
SECTION 12.15   ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . 54
SECTION 12.16   JURY TRIAL WAIVER . . . . . . . . . . . . . . . . . 55

EXHIBITS and SCHEDULES



              C R E D I T   A G R E E M E N T


               Credit Agreement, effective as of July 25,
1994, between FOREST CITY RENTAL PROPERTIES CORPORATION, an
Ohio corporation (hereinafter sometimes called the "Borrower"), the banking institutions named in Exhibit A attached hereto and made a part hereof (hereinafter sometimes collectively called the "Banks" and individually
"Bank") and SOCIETY NATIONAL BANK, Cleveland, Ohio, as
Agent for the Banks under this Credit Agreement
(hereinafter sometimes called the "Agent"),


                   W I T N E S S E T H:

               WHEREAS, the Borrower and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to the Borrower upon the terms and subject to the conditions hereinafter set forth;

               NOW, THEREFORE, it is mutually agreed as follows:


                         ARTICLE I

                        DEFINITIONS

               As used in this Credit Agreement, the
following terms shall have the following meanings:

               "Additional Term Loan" shall have the
meaning set forth in Section 2.02(a) hereof.

               "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of Borrower's Debt to the Banks if such payment results in that Bank having a lesser share of Borrower's
Debt to the Banks, than was the case immediately before such payment.

               "Agent" means Society National Bank, in its capacity as agent for the Banks hereunder, and its successors in such capacity.

               "Authorized Fiscal Officer" shall have the meaning set forth in Section 3.03 hereof.

               "Bank" means each bank listed on the
signature pages hereof and its successors and assigns.

               "Borrower" means Forest City Rental
Properties Corporation, an Ohio corporation.

               "Cleveland Banking Day" shall mean a day on which the main office of the Agent is open for the transaction of business and on which banks are open in Michigan.

               "Closing Date" means July 25, 1994.

               "Code" means the Internal Revenue Code of
1986, as amended, or any successor statute.

               "Commitment" shall mean the obligation
hereunder of each Bank to make Term Loans and, until the Termination Date, Revolving Loans up to the amount set opposite such Bank's name under the column headed "Maximum
Amount" as set forth on Exhibit A hereof (or such lesser amount as shall be determined pursuant to Section 3.02(b) hereof).

               "Company" means Borrower or a Subsidiary.

               "Controlled Group" shall mean a controlled group of corporations as defined in Section 1563 of the Code, of which Borrower or any Subsidiary is a part.

               "Credit Agreement" means this Credit
Agreement as the same may be from time to time amended, supplemented, modified, extended and/or restated.

               "Debt" shall mean, collectively, all
indebtedness incurred by Borrower to the Banks pursuant to this Credit Agreement and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the stated amounts of all letters of credit issued by the Agent or the Banks hereunder, and the fees and any prepayment premium payable hereunder (but not including indebtedness held by any Bank arising and outstanding under any transaction or document referred to in Sections 6.06, 7.16 (other than referred to in subclause (i) thereof), and/or 7.19 of this Credit
Agreement).

               "Domestic Subsidiary" shall mean any
Subsidiary organized under the laws of any state of the United States of America which conducts the major portion of its business within the United States.

               "Draw" shall have the meaning set forth in
Section 3.06 hereof.

               "Environmental Laws" shall mean all
provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

               "Event of Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default as such term is defined in Article IX hereof.

               "Funded Indebtedness" means indebtedness which (including any renewal or extension in whole or in part) matures or remains unpaid more than twelve months after the date on which originally incurred.

               "Gross Cash Flow" shall have the meaning set forth in Section 7.20 hereof.

               "Guaranty" means the Guaranty of Payment of Debt issued by the Parent to the Agent and the Banks in the form and substance of Exhibit B hereto.

               "Guaranty Default" shall mean any one or more of the events constituting defaults under Section 10 of the Guaranty.

               "Indicated Spread" shall have the meaning set forth in Section 4.01(d) hereof.

               "Initial Term Loan" shall have the meaning set forth in Section 2.01(a) hereof.

               "Interest Adjustment Date" shall mean the last day of each Interest Period.

               "Interest Options" means the LIBOR Option and the Prime Rate Option.

               "Interest Period" shall mean a period of one, two, three or six months, or one year (as selected by the Borrower) commencing on the applicable borrowing or conversion date of each Loan subject to the LIBOR Rate
Option and on each Interest Adjustment Date with respect thereto; provided, however, that if any such period would be affected by a reduction in the Revolving Loan Commitment as provided in Section 3.02(b) hereof, prepayment rights as provided in Section 5.03 hereof or maturity of Loans as provided in Sections 2.01(b), 2.02(b), and/or 3.07 hereof, such period shall be shortened to end on such date. If the Borrower fails to select a new Interest Period with respect to an outstanding Loan subject to the LIBOR Rate Option at least two (2) London Banking Days prior to any Interest
Adjustment Date, the Borrower shall be deemed to have selected an Interest Period of the same duration as the immediately preceding Interest Period (subject to the proviso of the preceding sentence). With respect only to that portion of the Term Loans (as described in Sections 2.01(b) and 2.02(b) hereof) which represents a mandatory quarter-annual installment of principal, the Borrower may not select an Interest Period the maturity of which would extend beyond the due date of such installment payment without becoming subject to the provisions of
Section 5.03 hereof.

               "LIBOR" shall mean the average (rounded
upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in United
States dollars for the relevant Interest Period and in the amount of the principal of the Loans to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Reference Banks by prime banks in any Eurodollar market reasonably selected by the Reference Banks, determined as of 11:00 a.m. London time
(or as soon thereafter as practicable), two (2) London
Banking Days prior to the beginning of the relevant
Interest Period.  In the event one or more of the Reference
Banks fail to furnish its quote of any rate required herein, such rate shall be determined on the basis of the quote or quotes of the remaining Reference Bank or Banks.

               "LIBOR Rate Option" means interest
determined pursuant to Section 4.01(b) and related provisions hereof.

               "Loan" means an Initial Term Loan, an
Additional Term Loan, or a Revolving Loan, and "Loans" means Initial Term Loans, Additional Term Loans, Revolving
Loans or any combination of the foregoing.

               "London Banking Day" shall mean a day on which banks are open for business in London, England, and quoting deposit rates for dollar deposits.

               "Note" or "Notes" shall mean a note or notes executed and delivered pursuant to Sections 2.03 and 3.05 hereof.

               "Old Credit Agreement" means the Credit
Agreement dated as of July 1, 1989 among Borrower, The
Huntington National Bank, Society National Bank, National
City Bank, Bank One, Dayton, N.A., Manufacturers National
Bank of Detroit, and Ameritrust Company National
Association, n/k/a Society National Bank, for itself and as agent, as amended.

               "Parent" means Forest City Enterprises,
Inc., an Ohio corporation.

               "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Plan" shall mean any employee pension
benefit plan subject to Title IV of the Employee Retirement
Income Security Act of 1974, as amended, established or maintained by Borrower, any Subsidiary, or any member of the Controlled Group, or any such Plan to which Borrower, any Subsidiary, or any member of the Controlled Group is required to contribute on behalf of any of its employees.

               "Possible Default" shall mean an event or condition which constitutes, or which, with the lapse of any applicable grace period or the giving of notice or both would constitute, any event of default referred to in
Article IX hereof and/or a Guaranty Default and which has not been appropriately waived by the Banks in writing or fully corrected prior to becoming an actual event of default.

               "Prime Rate" shall mean that interest rate established from time to time by Agent as Agent's Prime
Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit.

               "Prime Rate Option" means interest
determined pursuant to Section 4.01(c) and related provisions hereof.

               "Pro rata" when used with reference to the Banks means (unless the context otherwise clearly indicates) pro rata according to the unpaid principal amounts owing to the respective Banks under the Notes, or, if no principal is then owing to any Bank, according to the Commitment, as the case may be, of the respective Bank.

               "Quarterly Date" shall mean each of
January 1, April 1, July 1, and October 1.

               "Reference Banks" shall mean Society
National Bank and National City Bank.

               "Regulatory Change" shall mean, as to any Bank, any change in United States federal, state or foreign laws or regulations or the adoption or making of any interpretations, directives or requests of or under any United States federal, state or foreign laws or regulations
(whether or not having the force of law) by any court or governmental authority charged with the interpretation or administration thereof.

               "Related Writing" shall mean any Note,
assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, the Parent, or any of their respective officers to the Banks pursuant to or otherwise in connection with this Credit
Agreement.

               "Reportable Event" shall mean a reportable event as that term is defined in Title IV of the Employee
Retirement Income Security Act of 1974, as amended, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

               "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

               "Revolving Loans" shall have the meaning set forth in Section 3.03 hereof.

               "Revolving Loan Commitment" shall have the meaning set forth in Section 3.02 hereof.

               "Revolving Loan Note" shall mean a note
executed and delivered pursuant to Section 3.05 hereof.

               "SNB Credit Agreement" means that certain agreement between Borrower and Society National Bank amended in June, 1994 providing for a line of credit to the Borrower of up to $15,000,000, as amended.

               "Subsidiary" shall mean an existing or
future corporation, general partnership, limited partnership, or other entity (a) the majority of the outstanding capital stock or partnership interests, as the case may be, or voting power, or both, of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned at the time in question by Borrower or by another such corporation, general partnership, limited partnership or other entity or by any combination of Borrower and any one or more such corporations, general partnerships, limited partnerships, or other entities and/or (b) managed by Borrower or any corporation, general partnership, limited partnership or other entity within the terms of subclause (a).

               "Term Loans" means the Initial Term Loans and the Additional Term Loans.

               "Term Note" shall mean a note executed and delivered pursuant to Section 2.03 hereof.

               "Termination Date" means the latest of the following dates: (a) the third anniversary of the Closing
Date, or (b) any anniversary of the Closing Date specified as the Termination Date in any notice given by all of the Banks, through the Agent to the Borrower one year or more before the date that would have been the Termination Date had such notice not been given, and that is accepted in writing by the Borrower within fifteen (15) days of issuance, it being understood that the Agent and the Banks shall not be obligated to extend the Termination Date beyond the date specified in subclause (a) above and that the Borrower shall not be obligated to accept any such extension.

               Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by generally accepted accounting principles not inconsistent with Borrower's present accounting procedures.

               The foregoing definitions shall be
applicable to the singular and plurals of the foregoing defined terms.


                        ARTICLE II

                        TERM LOANS

               SECTION 2.01(a).  INITIAL TERM LOANS.
Subject to the terms and conditions of this Credit
Agreement, each Bank severally agrees that it will, on the Closing Date, make a term loan (an "Initial Term Loan") to the Borrower in the amount set forth opposite the name of the Bank:



                                   Amount of
         Name of Bank          Initial Term Loan

     Society National Bank        $26,250,000
     National City Bank            13,750,000
     Huntington National Bank      10,000,000
     Comerica Bank                 10,000,000
     First National Bank of Ohio   10,000,000
                                  -----------
                      TOTAL       $70,000,000


The proceeds of the Initial Term Loans shall be used exclusively to pay the indebtedness incurred by Borrower under the Old Credit Agreement and the SNB Credit
Agreement.

               SECTION 2.01(b).  REPAYMENT OF INITIAL TERM
LOANS. The principal of each Initial Term Loan shall be payable in twenty-eight consecutive quarterly installments, each in an amount equal to the original principal amount of the Initial Term Loan divided by twenty-eight, commencing
October 1, 1994 and continuing on each Quarterly Date thereafter until July 1, 2001, when all remaining principal of the Initial Term Loans shall be due and payable in full, unless such principal becomes due and payable earlier pursuant to the provisions of Article X hereof.

               SECTION 2.02(a).  ADDITIONAL TERM LOANS ON
CONVERSION OF REVOLVING LOANS. Subject to the terms and conditions of this Credit Agreement, each Bank severally agrees that it will, upon not less than two (2) London
Banking Days' prior written request of the Borrower to the Agent, make a term loan (an "Additional Term Loan") to the Borrower on the Termination Date in an amount not exceeding the lesser of (a) the then aggregate principal amount of Revolving Loans made by such Bank, or (b) the then amount of the Commitment of such Bank minus the amount of the Initial Term Loan made by such Bank to the Borrower pursuant to Section 2.01(a) above. The proceeds of the Additional Term Loans shall be used exclusively to pay the Revolving Loans made by such Bank hereunder and, upon the making of an Additional Term Loan, no additional Revolving
Loans shall be made.

               SECTION 2.02(b).  REPAYMENT OF ADDITIONAL
TERM LOANS. The principal of the Additional Term Loans shall be payable in twenty-eight consecutive quarterly installments, each in an amount equal to the original principal amount of the Additional Term Loan divided by twenty-eight, such payments to commence on the first
Quarterly Date next following the date on which the Additional Term Loan is made and continuing on each Quarterly Date thereafter until the Quarterly Date that is the twenty-seventh Quarterly Date after but not including the Quarterly Date on which the first such installment was due, at which time all remaining principal of the Additional Term Loans shall be due and payable in full, unless such principal becomes due and payable earlier pursuant to the provisions of Article X hereof.

               SECTION 2.03.  TERM NOTES.  Each of the
Initial Term Loans and the Additional Term Loans made pursuant to this Article II shall be evidenced by a term note ("Term Note"), dated as of the date such loan is made, payable to the order of the Bank making such Term Loan in the aggregate principal amount of the Initial Term Loan or Additional Term Loan, as the case may be, made by such Bank, in the form and substance of Exhibit C hereto, and executed and delivered by the Borrower. Notwithstanding that more than one Term Note may be issued to each Bank, the term "Term Note" when used in reference to any Bank includes all the Term Notes issued to that Bank. In the event more than one Term Note is issued to each Bank, payments to be applied to the Term Notes shall be applied against the various Term Notes of each Bank in such order and amount as the Agent determines.

               SECTION 2.04.   INTEREST ON TERM LOANS.  All
principal from time to time outstanding on the Initial Term
Loans and the Additional Term Loans shall bear interest at the rates, and payable at the times, provided for in
Article IV hereof.


                        ARTICLE III

                      REVOLVING LOANS

               The Banks hereby establish a revolving loan facility pursuant to which Revolving Loans will be made to the Borrower, on and subject to the terms and conditions set forth in this Credit Agreement.

               SECTION 3.01.  AMOUNT OF THE REVOLVING LOAN
FACILITY.  The aggregate principal amount of the Revolving
Loans outstanding from time to time shall not exceed the sum of the amounts of the Revolving Loan Commitments in effect at the time.

               SECTION 3.02.  REVOLVING LOAN COMMITMENTS.
(a)  As used in this Agreement, the "Revolving Loan
Commitment" of each Bank at any time means the several obligations of each Bank to advance, subject to the terms and conditions set forth herein, up to one-half of the Maximum Amount set forth for such Bank on Exhibit A hereto on a Pro rata basis.

               (b)  The Borrower shall have the right at
all times to permanently reduce the Revolving Loan
Commitments in whole or in part by giving written notice of the reduction to the Agent at least one Cleveland Banking
Day prior to the reduction, each such reduction to be equal to at least $500,000, or the then Revolving Loan
Commitments if the then Revolving Loan Commitments are less than $500,000. Each such reduction shall reduce each Bank's Revolving Loan Commitment Pro rata. Concurrently with each reduction, the Borrower shall prepay the amount, if any, together with interest thereon by which the aggregate unpaid principal amount of the Revolving Loans
(including the stated amounts of all letters of credit then outstanding issued pursuant to Section 3.06 hereof) exceeds the sum of the Revolving Loan Commitments as so reduced.

               SECTION 3.03.  REVOLVING LOANS.  Each Bank
severally agrees, subject to the fulfillment of the terms and conditions of this Credit Agreement, to make revolving loans (the "Revolving Loans") to the Borrower from time to time from and including the Closing Date until the Termination Date. Subject to the provisions of this Credit
Agreement, Revolving Loans may be repaid in whole or in part, and amounts so repaid may be reborrowed, but in no event shall the aggregate principal amount of each Bank's
Revolving Loans to the Borrower exceed at any time the then
Revolving Loan Commitment of such Bank. The obligation of the Banks to make any Revolving Loan shall, in addition to the other conditions herein provided, be subject to:

          (a) the Borrower making a request for such Revolving Loan specifying the date the Revolving Loan is to be made, which shall be a Cleveland Banking Day, the amount thereof, which shall be an amount equal to an integral multiple of $500,000, and, if any part of the principal of the Revolving Loan is to be initially subject to the LIBOR Rate Option, the Interest Period selected by the Borrower therefor; and

          (b) receipt of the notice specified in
     subparagraph (a) above prior to 12:00 noon on a day that is at least one (1) Cleveland Banking Day prior to the day the proceeds of such Revolving Loan are to be disbursed in the case of any Revolving Loan that will be initially subject entirely to the Prime Rate
     Option or at least two (2) London Banking Days prior to the day the proceeds of such Revolving Loan are to be disbursed in the case of any Revolving Loan that will be initially subject in whole or in part to the LIBOR Rate Option.

The requesting of a Revolving Loan in and of itself constitutes a representation and warranty by the Borrower to the Banks and the Agent that the conditions specified in
Section 5.01 hereof have been satisfied. Each oral request for a Revolving Loan shall be made by a person designated on Schedule 3.03 or as that Schedule may be amended from time to time in writing by the Borrower (an "Authorized
Fiscal Officer") authorized by the Borrower to do so; and the making of a Revolving Loan as provided herein shall conclusively establish Borrower's obligation to repay such Loan.

               SECTION 3.04.  PURPOSE OF THE REVOLVING
LOANS. The proceeds of Revolving Loans shall be used by the Borrower to pay all indebtedness incurred under the Old
Credit Agreement and the SNB Credit Agreement not paid with the proceeds of the Initial Term Loans and for working capital purposes of the Borrower.

               SECTION 3.05.  REVOLVING LOAN NOTES.  On the
Closing Date, the Borrower shall execute and deliver to the respective Banks Revolving Loan Notes, each in the amount of the Revolving Loan Commitment of the Bank to which issued, in the form and substance of Exhibit D hereto. The
Revolving Loan Notes shall be subject to the terms of this Credit Agreement.

               SECTION 3.06.  LETTERS OF CREDIT.  The Banks
agree to make available to the Borrower letters of credit, issued by the Agent, pursuant to their respective Revolving
Loan Commitments up to an aggregate amount at any one time outstanding of $20,000,000. The availability of letters of credit will be subject to (a) the Agent and the Banks being satisfied with the terms of the letter of credit, (b) the Borrower's executing and delivering such letter of credit and reimbursement agreements and related documents as required by the Agent, and (c) satisfaction of all conditions to the Borrower obtaining a Revolving Loan in the amount of the requested letter of credit. The Borrower shall pay a fee for each letter of credit to the Agent for the Pro rata benefit of the Banks in the amount of one and five eighths percent (1-5/8%) of the stated amount of the letter of credit during the first three years after the Closing Date and one and three quarters percent (1-3/4%) of the stated amount of the letter of credit after three years from the Closing Date until the Termination Date. In addition, the Borrower shall pay to the Agent upon issuance of each letter of credit provided for under this Section
3.06 an issuance fee of $500 for the Agent's services in issuing the letter of credit. No letter of credit shall be issued having an expiration date after the Termination
Date. The amounts of all letter(s) of credit issued at any time for the account of the Borrower by any of the Banks, by the Agent for the Banks, or by any other issuer not a party hereto shall reduce the amount of Revolving Loans available for borrowing hereunder in the amount of the letter(s) of credit outstanding until such time as the letter of credit has expired without any Draws having been made and until all Draws paid have been reimbursed in full.
All letters of credit shall be in such form and substance as the Bank and the Borrower agree. The Borrower shall not be entitled to obtain letters of credit from the Bank unless (i) the Borrower is then entitled to obtain
Revolving Loans from the Bank in an amount not less than the stated amount of the letter of credit requested and
(ii) the other conditions of Section 5.01 of this Credit
Agreement have been satisfied as if the Borrower was obtaining a Revolving Loan. On the Closing Date, certain letters of credit identified on Schedule 3.06 that were issued for the account of the Borrower by some of the Banks remain outstanding. Such letters of credit shall be deemed to be letters of credit issued pursuant to this Section
3.06 for all purposes and shall, so long as outstanding, reduce availability under the Revolving Loan Commitments by the stated amounts thereof. The fees paid by the Borrower for the issuance thereof prior to the Closing Date shall be retained by the Banks that received them, but all fees payable in respect of such letter of credit and/or any renewals or extensions thereof from and after the Closing
Date shall be as provided in this Section 3.06 and shall be for the Pro rata benefit of the Banks.

               In the event the Bank pays any amount under or on account of a letter of credit (the payment by the Bank under or on account of a letter of credit being herein called a "Draw"), a Revolving Loan shall be deemed to be made to the Borrower to reimburse immediately the Bank for the amount of the Draw. In the event no Revolving Loan or only a partial Revolving Loan is deemed to be made, the Bank is hereby authorized to charge (without prior notice to the Borrower) the amount of each Draw, together with interest thereon, against any account of the Borrower maintained with the Bank.

               So long as letters of credit are
outstanding, the amount of Revolving Loans that the Borrower is entitled to obtain under this Article III shall be reduced by the stated amount of the letters of credit issued for the account of the Borrower and, in addition to otherwise constituting part of the Loan, except as otherwise expressly stated herein, the stated amount of the letters of credit shall be treated as principal of the Revolving Loan.

               SECTION 3.07.  REPAYMENT OF THE REVOLVING
LOAN NOTES. The principal of the Revolving Loan Notes shall be due and payable in full on the Termination Date, unless such principal sums shall become due earlier in whole or in part by reason of the principal amount exceeding the aggregate amount of the Revolving Loan
Commitments at any time in effect or pursuant to the provisions of Article X hereof.

               SECTION 3.08.  INTEREST ON THE REVOLVING
LOAN NOTES. The Revolving Loan Notes shall bear interest on the principal amounts outstanding thereunder from time to time until paid as provided in Article IV hereof.


                        ARTICLE IV

    INTEREST ON THE TERM LOANS AND THE REVOLVING LOANS

               SECTION 4.01(a).  INTEREST OPTIONS.  The
Borrower shall pay interest on the Term Loans and the Revolving Loans at the rates in effect from time to time pursuant to the Interest Options provided for in subsections (b) and (c) of this section as selected by the Borrower or otherwise in effect in accordance with the terms and conditions of this Credit Agreement from time to time.

               SECTION 4.01(b).  LIBOR RATE OPTION.
Interest on the principal amount of all Loans at any time subject to the interest rate option provided for pursuant to this subsection (b) (the "LIBOR Rate Option") shall be at rates determined by adding the applicable LIBOR rate at the time in effect for each Term Loan and Revolving Loan and the applicable Indicated Spread for the LIBOR Rate
Option set forth in subsection (d) below.  The LIBOR Rate
Option shall be in effect for all portions of the principal of the Loans for which the Borrower has selected an Interest Period in accordance with Section 4.02 hereof, unless and until any event or circumstance provided for in Sections 4.09 or 4.10 hereof shall have occurred and continue to be in effect.

               SECTION 4.01(c).  PRIME RATE OPTION.
Interest on the principal amount of all Loans at any time subject to the interest rate option provided for pursuant to this subsection (c) (the "Prime Rate Option") shall be at rates determined by adding the Prime Rate in effect from time to time and the applicable Indicated Spread for the Prime Rate Option set forth in subsection (d) below. The interest rate in effect under the Prime Rate Option shall change automatically and immediately with each change in the Prime Rate. The Prime Rate Option shall be in effect for all portions of the principal of the Loans for which the LIBOR Rate Option is not in effect at any time.

               SECTION 4.01(d).  INDICATED SPREAD.  The
Indicated Spread is measured in basis points and shall be determined as follows:

                      Revolving Loans

     Period                             Indicated Spread
                                         (Basis Points)

                              Prime Rate Option   Libor Rate Option

From and including the             25                  200
Closing Date to the
Termination Date

                        Term Loans

     Period                             Indicated Spread
                                         (Basis Points)

                              Prime Rate Option   Libor Rate Option

From and including                 25                  200
the Closing Date to
but not including
the third anniversary
of the Closing Date

From and including                 50                  225
the third anniversary
of the Closing Date
to but not including
the sixth anniversary
of the Closing Date

From and including the             75                  250
sixth anniversary of
the Closing Date and
thereafter

               SECTION 4.02.  INTEREST PERIODS.   The
Borrower shall have the option to select and advise the Agent of the Interest Periods the Borrower has selected for Term Loans and Revolving Loans not less than two (2) London
Banking Days prior to (a) the Closing Date, for the Term
Loans and the Revolving Loans to be made on the Closing
Date, (b) each Interest Adjustment Date, (c) the date any
Term Loans or Revolving Loans are to be made subsequent to the Closing Date, and (d) any date on which Borrower desires to have any portion of the principal of the Loans not subject to the LIBOR Rate Option to become subject to the LIBOR Rate Option. Each Interest Period selected shall apply to not less than $5,000,000 in principal amount of the Loans. The principal amount subject to each Interest
Period shall be deemed distributed Pro rata among the Banks with respect to the respective Loans to which the Interest
Period applies. If the Borrower fails to timely select any Interest Period, the Agent may select an Interest Period in the sole discretion of the Agent and such selection shall be binding on the Borrower. No Interest Period may be selected that would extend beyond the scheduled maturity date or principal repayment date(s) of the Loans to which it would apply.

               SECTION 4.03.  INTEREST PAYMENT DATES.
Interest on all Loans shall be payable in arrears (a) on the first Cleveland Banking Day of each month, beginning
August 1, 1994, and (b) on the date all remaining principal and/or interest on any Loan is payable, whether by reason of scheduled maturity or acceleration of maturity of the Loan.

               SECTION 4.04.  INTEREST CALCULATIONS.  All
interest shall be computed on the basis of a 360 day year for the actual number of days elapsed. Interest shall in all events continue to accrue in accordance with the provisions of this Credit Agreement until the time payment is received.

               SECTION 4.05.  POST-DEFAULT RATE.  After the
occurrence and during the continuation of any Event of Default, the Loans and any interest on the Loans not paid when due shall bear interest at a rate equal to the rate(s) otherwise in effect pursuant to this Credit Agreement plus two percent (2%) per annum, and all such interest shall be due on demand. No interest shall accrue on any interest that is being charged with respect to any interest not paid when due.

               SECTION 4.06.  RESERVES OR DEPOSIT
REQUIREMENTS, ETC. If at any time any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose
(whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement against assets held by, or deposits in or for the amount of any loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining Loans hereunder or to reduce the amount of principal or interest received by such Bank with respect to such Loans, then upon demand by such Bank the Borrower shall pay to such Bank from time to time on each interest payment date with respect to such Loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount were allocable to such Loans. A statement as to the increased cost or reduced amount as a result of any event mentioned in this Section 4.06, setting forth the calculations therefor, shall be submitted by such Bank to the Borrower not later than 150 days after the events giving rise to the same occurred and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Credit Agreement, after any such demand for compensation by any Bank, Borrower, upon at least one (1)
Cleveland Banking Day's prior written notice to such Bank through the Agent, may prepay all Loans in full regardless of the Interest Period of any thereof. Any such prepayment shall be subject to the prepayment premium set forth in
Section 5.03 hereof.

               SECTION 4.07.  TAX LAW, ETC.  In the event
that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Credit Agreement or any transaction under this Credit Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify the Borrower stating the reasons therefor. The Borrower shall thereafter pay to such Bank upon demand from time to time on each interest payment date with respect to such Loans, as additional consideration hereunder, such additional amounts as will fully compensate such Bank for such increased cost or reduced amount. A statement as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to the Borrower not later than 150 days after the events giving rise to the same occurred and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

               If any Bank receives such additional
consideration from the Borrower pursuant to this
Section 4.07, such Bank shall use its best efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse the Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges
(including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to the Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to the Borrower as aforesaid, the Borrower, upon demand of such Bank, will promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

               Notwithstanding any other provision of this Credit Agreement, after any such demand for compensation by any Bank, Borrower, upon at least one (1) Cleveland Banking
Day's prior written notice to such Bank through the Agent, may prepay all Loans in full regardless of the Interest
Period of any thereof. Any such prepayment shall be subject to the prepayment premium set forth in Section 5.03 hereof.

               SECTION 4.08.  INDEMNITY.  Without prejudice
to any other provisions of this Article IV, the Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of any Event of Default hereunder, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A statement as to any such loss or expense shall be promptly submitted by such Bank to the Borrower not later than 150 days after the events giving rise to the same occurred and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.


               SECTION 4.09.  EURODOLLAR DEPOSITS
UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In the event that the Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period are not available to the Reference Banks in the applicable
Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate applicable to such Interest Period, as the case may be, the Agent shall promptly give notice of such determination to the Borrower.
In any such event, all principal of the Loans then subject to the LIBOR Rate Option shall become subject to the Prime
Rate Option on expiration of any Interest Periods then in effect. In the event that the circumstances causing any such unavailability of deposits or inability to determine the LIBOR rate shall change or terminate so that the LIBOR rate may again be determined, the Agent shall promptly so notify the Borrower.

               SECTION 4.10.  CHANGES IN LAW RENDERING
LIBOR LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any Loans which it is committed to make hereunder subject to the LIBOR Rate Option with moneys obtained in the Eurodollar market, the Commitment of such Bank to fund such Loans shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to the Borrower and the Agent declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify the Borrower and the Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable
Eurodollar market of any Loan previously made by it hereunder subject to the LIBOR Rate Option, such Bank shall, upon the happening of such event, notify the Borrower, the Agent and the other Banks thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of (i) the last day of the then current
Interest Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, prepay all such Loans to the Banks in full.
Any such prepayment or conversion may be made without payment of the prepayment premium provided from Section
5.03 hereof, but Borrower shall compensate such Banks(s) for any costs or expenses relating to such Loan incurred in connection with the events provided for in this Section on written request to the Borrower describing such costs or expenses.

               SECTION 4.11.  FUNDING.  Each Bank may, but
shall not be required to, make Loans hereunder with funds obtained outside the United States.


                         ARTICLE V

     AGREEMENTS AND CONDITIONS APPLICABLE TO ALL LOANS

               SECTION 5.01.  CONDITIONS TO LOANS.  The
obligation of each Bank to make Loans hereunder is conditioned, in the case of each Loan hereunder, upon
(i) receipt by the Agent of a request of the Borrower for the making of the Loan in accordance with Sections 2.01(a), 2.02(a) and/or 3.03 hereof, as the case may be, of which date, amount and initial Interest Period the Agent shall notify each Bank promptly upon the receipt of such notice;
and on which date each Bank shall provide the Agent not later than 12:00 Noon Cleveland time, with the amount in federal or other immediately available funds required of it; (ii) no Event of Default or Possible Default existing then or immediately after the Loan; and (iii) the conditions set forth in Article VI hereof having been satisfied and the representations and warranties contained in Article VIII hereof being true and correct in all material respects with the same force and effect as if made on and as of the date of such Loan except to the extent that any thereof expressly relate to an earlier date. Each request for a Loan by the Borrower hereunder shall be deemed to be a representation and warranty by the Borrower as of the date of such borrowing as to the truth of the matters specified in (ii) and (iii) above. The Agent shall promptly notify the Borrower in writing (with a copy to each of the Banks) of the applicable Interest Option(s) pertaining to each Loan obtained hereunder.

               SECTION 5.02.  PAYMENT ON NOTES, ETC.  All
payments of principal, interest and commitment fees shall be made to the Agent in immediately available funds for the account of the Banks. Any such payment received by the Agent after 12:00 noon on a Cleveland Banking Day shall be deemed received on the next Cleveland Banking Day and interest shall accrue to such next Cleveland Banking Day in respect of any principal of the Loans to be paid by such payment. The Agent shall distribute to each Bank its Pro rata share of the amount of principal, interest and commitment fees received by it for the account of such Bank on the same day the Agent receives payment thereof from the Borrower in immediately available funds, unless the Agent does not receive such payment from the Borrower until after 12:00 noon, in which case the Agent shall make payment thereof to the Banks on the next Cleveland Banking Day.
Each Bank shall endorse each Note held by it with appropriate notations evidencing each payment of principal made thereon or shall record such principal payment by such other method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under each such Note. Whenever any payment to be made hereunder, including without limitation any payment to be made on any Note, shall be stated to be due on a day which is not a Cleveland
Banking Day, such payment shall be made on the next succeeding Cleveland Banking Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that if the next succeeding Cleveland Banking Day falls in the succeeding calendar month, such payment shall be made on the preceding Cleveland Banking Day and the relevant
Interest Period shall be adjusted accordingly.

               SECTION 5.03.  PREPAYMENT.  The Borrower
shall have the right at any time or from time to time, upon two (2) London Banking Days' prior written notice (subject to the payment of a prepayment premium as hereinafter described in this Section 5.03), to prepay on a Pro rata basis, all or any part of the principal amount of the Notes then outstanding as designated by the Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. The Borrower agrees that if LIBOR as determined as of 11:00 a.m. London time, two (2) London
Banking Days' prior to the date of prepayment or acceleration of any Loans (hereinafter, "Prepayment LIBOR") shall be lower than the last LIBOR previously determined for those Loans with respect to which prepayment is intended to be made or that are accelerated (hereinafter, "Last LIBOR"), then the Borrower shall, upon written notice by the Agent, promptly pay to the Agent, for the account of each of the Banks, in immediately available funds, a prepayment premium measured by a rate (the "Prepayment
Premium Rate") which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR. In determining the Prepayment LIBOR payable to each Bank, Agent shall apply a rate for each Bank equal to LIBOR for a deposit approximately equal to each Bank's portion of such prepayment or accelerated balance which would be applicable to an Interest Period commencing on the date of such prepayment or acceleration and having a duration as nearly equal as practicable to the remaining duration of the actual Interest Period during which such acceleration occurs or prepayment is to be made. In addition, Borrower shall immediately pay directly to each Bank the amount claimed as additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by such Bank in connection with the prepayment or acceleration upon Borrower's receipt of a written statement from such Bank. The Prepayment Premium Rate shall be applied to all or such part of the principal amounts of the Notes as related to the Loans to be prepaid, or that are accelerated and the prepayment premium shall be computed for the period commencing with the date on which such prepayment is to be made or acceleration occurs to that date which coincides with the last day of the Interest Period previously established when the Loans, which are to be prepaid or are accelerated, were made. Each prepayment of a Loan shall be in the aggregate principal sum of not less than One Million
Dollars ($1,000,000) (except in the case of a Loan initially made in an aggregate amount less than One Million
Dollars ($1,000,000)). In the event the Borrower cancels a proposed Loan subsequent to the delivery to the Agent of the notice of the proposed date, aggregate amount and initial Interest Period of such Loan, but prior to the draw down of funds thereunder, such cancellation shall be treated as a prepayment subject to the aforementioned prepayment premium. Each prepayment of the Notes evidencing Term Loans shall be applied to the principal installments thereof in the inverse order of their respective maturities.

               SECTION 5.04.  COMMITMENT FEES.  Borrower
agrees to pay to Agent, for the Pro rata benefit of each Bank, as consideration for its Commitment hereunder, a commitment fee calculated at the rate of three eighths of one percent per annum (3/8%) (based on a year having 360 days and calculated for the actual number of days elapsed) from the date hereof to and including the Termination Date, on the average daily unborrowed amount of such Bank's
Revolving Loan Commitment hereunder, payable on October 1,
1994 and on each Quarterly Date thereafter. After any reduction of the Revolving Loan Commitments pursuant to
Section 3.02(b), the commitment fees payable hereunder shall be calculated upon the Revolving Loan Commitments of the Banks as so reduced.

               SECTION 5.05.  CLOSING FEE.  On the Closing
Date, the Borrower shall pay to the Agent for the Pro rata benefit of the Banks a Closing Fee of $550,000.

               SECTION 5.06.  AGENT FEE.  On each Quarterly
Date after the Closing Date so long as any of the Loans remain unpaid, the Borrower shall pay to the Agent an Agent
Fee of $31,250.

               SECTION 5.07.  COMPENSATION FOR ADDITIONAL
COSTS; CAPITAL ADEQUACY. (i) In the event that any law or regulation, or any industry-wide guideline or directive
(whether or not having the force of law) or the interpretation or administration thereof by any court, central bank or administrative or governmental authority thereof shall:

               (A)  subject the Bank (and similarly
     situated banks) to any tax or shall change the basis of taxation of the Bank (other than a change in the rate of tax based on the overall net income of the Bank); or

               (B)  impose, modify or deem applicable
     any reserve, special deposit, or similar requirement against the Bank (and similarly situated banks);

and as a result of any of the foregoing, in the reasonable opinion of the Bank, (x) the cost to the Bank of issuing or maintaining a Loan and/or letter of credit is increased or
(y) any amounts payable by the Borrower hereunder are reduced because of such circumstances, then and in each such case from time to time the Borrower shall pay to the Bank any additional amount or amounts as shall compensate the Bank for such increased cost or reduction in payment within fifteen (15) days of Borrower's receipt of a statement from the Bank setting forth such additional amount as determined by the Bank which, in the absence of manifest error, shall be final and conclusive. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

               (ii)  If the Bank shall determine that the
adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital (or on the capital of the Bank's holding company) as a consequence of its obligations hereunder to a level below that which the Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies or the policies of its holding company with respect to capital adequacy), then from time to time, upon demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank
(or its holding company) for such reduction. Failure on the part of the Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of the Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this section shall be available to the Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.


                        ARTICLE VI

                     OPENING COVENANTS

               Prior to or concurrently with the execution and delivery of this Credit Agreement, and as conditions precedent to the making of any Loans hereunder, the following actions shall be taken, all in form and substance satisfactory to the Agent and the Banks and their respective counsel:

               SECTION 6.01.  CORPORATE AND LOAN DOCUMENTS.
Borrower shall deliver or cause to be delivered to the Agent and the Banks the following documents, in all cases duly executed, delivered and/or certified, as the case may be:

               (a)  Certified copies of the resolutions of
the board of directors of Borrower evidencing approval of the execution, delivery, and performance of this Credit
Agreement and the Notes provided for herein;

               (b)  Certified copies of resolutions of the
board of directors of the Parent evidencing approval of the execution, delivery, and performance of the Guaranty;

               (c)  Copies of the Articles of Incorporation
of Borrower, certified by the Ohio Secretary of State as of a recent date;

               (d)  Copies of the Articles of Incorporation
of the Parent, certified by the Ohio Secretary of State as of a current date;

               (e)  Code of Regulations of Borrower,
certified as true and complete as of the Closing Date by the Secretary of Borrower;

               (f)  Code of Regulations of Parent,
certified as true and complete as of the Closing Date by the Secretary of Parent;

               (g)  Borrower good standing certificate;

               (h)  Parent good standing certificate.

               (i)  A certificate of the secretary or
assistant secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Credit
Agreement, and the Notes, together with the true signatures of such officers.

               (j)  A certificate of the secretary or
assistant secretary of Parent certifying the names of the officers of Parent authorized to sign the Guaranty, together with the true signatures of such officers.

               (k)  The Borrower, the Agent, and the Banks
shall have executed and delivered counterparts of the Credit Agreement.

               (l)  The Borrower shall have executed and
delivered the Revolving Loan Notes and the Term Notes evidencing the Initial Term Loans to the Banks.

               (m)  The Parent shall have executed and
delivered the Guaranty to the Agent and the Banks.

               (n)  A certificate of the secretary or
assistant secretary of Borrower certifying that as of the date of this Credit Agreement no Event of Default or Possible Default exists hereunder.

               SECTION 6.02.  OPINION OF COUNSEL FOR
PARENT. A favorable opinion of counsel for the Parent as to the due authorization, execution, and delivery, and legality, validity, and enforceability of the Guaranty and such other matters as the Agent and the Banks may request.

               SECTION 6.03.  OPINION OF COUNSEL FOR
BORROWER. A favorable opinion of counsel for the Borrower as to the due authorization, execution, and delivery, and legality, validity, and enforceability of the Credit
Agreement and the Notes and such other matters as the Agent and the Banks may request.

               SECTION 6.04.  TERMINATION OF OLD CREDIT
AGREEMENT. The Old Credit Agreement shall have been cancelled and terminated and all indebtedness and obligations of Borrower thereunder satisfied and performed in full.

               SECTION 6.05.  TERMINATION OF SNB CREDIT
AGREEMENT. The SNB Credit Agreement shall have been cancelled and terminated and all indebtedness and obligations of Borrower thereunder satisfied and performed in full.

               SECTION 6.06.  MODIFICATION OF RITZ CARLTON
DOCUMENTS. Such transactions acceptable to the Agent and the Banks shall have been consummated as shall be necessary to make the obligations of the Parent under its Debt
Service Guaranty relating to the Ritz Carlton loan acceptable to the Corporate Banking Group of Society
National Bank.

                        ARTICLE VII

                         COVENANTS

               Borrower agrees that so long as the
Commitments remain in effect and thereafter until the principal of and interest on all Notes and all other payments due hereunder shall have been paid in full, Borrower will perform and observe all of the following provisions, namely:

               SECTION 7.01.  PAYMENT OF AMOUNTS DUE.  The
Borrower will make all payments of the principal of and interest on the Loans and the Notes promptly as the same become due.

               SECTION 7.02.  EXISTENCE, BUSINESS, ETC.
The Borrower will cause to be done all things necessary to preserve and to keep in full force and effect its existence and rights and those of its Subsidiaries. The Borrower will, and will cause its Subsidiaries to, comply in all material respects with all federal, state, and local laws and regulations now in effect or hereafter promulgated by any governmental authority having jurisdiction over it.

               SECTION 7.03.  MAINTENANCE OF PROPERTIES.
The Borrower will, and will cause its Subsidiaries to, at all times maintain, preserve, protect, and keep its properties used in the conduct of its business in good repair, working order, and condition, ordinary wear and tear excepted, and, from time to time, make all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

               SECTION 7.04.  PAYMENT OF TAXES, ETC.  The
Borrower will pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon its properties, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, the Borrower shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall be set aside on its books such reserves with respect thereto as are required by generally accepted accounting principles.
Except where the liability for the tax, assessment, charge, levy, or claim is limited solely to the property on which assessed and is not subject to enforcement against Borrower, the Borrower will in all events pay such tax, assessment, charge, levy or claim before the property subject thereto shall be sold to satisfy any lien which has attached as security therefor.


               SECTION 7.05.  FINANCIAL STATEMENTS.
Borrower will furnish to each Bank

               (a)  within sixty (60) days after the end of
each of the first three quarter-annual fiscal periods of each of Borrower's fiscal years, an unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of that period and an unaudited consolidated statement of earnings of Borrower and its Subsidiaries for Borrower's current fiscal year to the end of that period, all prepared in form and detail in accordance with generally accepted accounting principles, consistently applied, and certified by a financial officer of Borrower, subject to changes resulting from year-end adjustments, together with a certificate of the Chief Financial Officer of Borrower (i) specifying the nature and period of existence of each Event of Default and/or Possible Default, if any, and the action taken, being taken, or proposed to be taken by the Borrower in respect thereof, or if none, so stating and (ii) certifying that the representations and warranties of the Borrower set forth in Article VIII hereof are true and correct as of the date of such certificate, or, if not, all respects in which they are not;

               (b)  within one hundred twenty (120) days
after the end of each of Borrower's fiscal years, a complete unaudited annual report of Borrower and its Subsidiaries for that year prepared on a consolidated basis and in form and detail satisfactory to the Banks, together with (i) a certificate of the Chief Financial Officer of Borrower (x) specifying the nature and period of existence of each Event of Default and/or Possible Default, if any, and the action taken, being taken or proposed to be taken by Borrower in respect thereof or, if none, so stating and
(y) certifying that the representations and warranties of the Borrower set forth in Article VIII hereof are true and correct as of the date of such certificate, or, if not, all respects in which they are not, and (ii) a fully completed covenant compliance worksheet in the form and substance of
Schedule 7.05 hereof relating to such fiscal year; and

               (c)  forthwith upon any Bank's written
request, such other information about the financial condition, properties and operations of Borrower and its Subsidiaries as that Bank may from time to time reasonably request.

               SECTION 7.06.  INSPECTION.  Borrower and
each Subsidiary will permit their properties and records to be examined at all reasonable times by each of the Banks.

               SECTION 7.07.  ENVIRONMENTAL COMPLIANCE.
Borrower will comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which Borrower or any Subsidiary owns property, operates, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower will furnish to the Banks promptly after receipt thereof a copy of any notice Borrower or any Subsidiary may receive from any governmental authority, private person or entity or otherwise that any litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against Borrower or such Subsidiary, any real property in which Borrower or such Subsidiary holds any interest or any past or present operation of Borrower or such Subsidiary. Borrower will not allow the storage, release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which Borrower holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this subsection "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. Borrower shall defend, indemnify and hold the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of Borrower or any Subsidiary with any Environmental Law provided that, so long as and to the extent that the Banks are not required to make any payment or suffer to exist any unsatisfied judgment, order, or assessment against them, the Borrower may pursue rights of appeal to comply with such Environmental Laws. In any case of noncompliance with any Environmental Law by a Subsidiary, the Banks' recourse for indemnity in respect of the matters provided for in this Section shall be limited solely to the property of the Subsidiary holding title to the property involved in such noncompliance and such recovery shall not be a lien, or a basis of a claim of lien or levy of execution, against either Borrower's general assets or the general assets of any of its other Subsidiaries.

               SECTION 7.08.  PLAN.  Neither Borrower nor
any Subsidiary will suffer or permit any Plan to be amended if, as a result of such amendment, the current liability under the Plan is increased to such an extent that security is required pursuant to section 307 of the Employee
Retirement Income Security Act of 1974, as amended from time to time. As used herein, "current liability" means current liability as defined in section 307 of such Act.

               SECTION 7.09.  INSURANCE.  Each Company will
(a) keep itself and all of its insurable properties insured at all times to such extent, by such insurers, and against such hazards and liabilities as is generally and prudently done by like businesses, it being understood that Borrower has obtained a fidelity bond for each of its employees as handle funds, (b) give each Bank prompt written notice of each material change in that Company's insurance coverage and the details of the change and (c) forthwith upon any Bank's written request, furnish to each Bank such information about that Company's insurance as any Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to each Bank and certified by an officer of that Company.

               SECTION 7.10.  MONEY OBLIGATIONS.  Each
Company will pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings diligently pursued) for which it may be or become liable or to which any or all of its properties may be or become subject, (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. sections 206-207) or any comparable provisions, and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings diligently pursued) before such payment becomes overdue.

               SECTION 7.11.  RECORDS.  Each Company will
(a) at all times maintain true and complete records and books of account, and without limiting the generality of the foregoing, maintain appropriate reserves for possible losses and liabilities, all in accordance with generally accepted accounting principles applied on a basis not inconsistent with its present accounting procedures and (b) at all reasonable times permit any Bank to examine that company's books and records and to make excerpts therefrom and transcripts thereof.

               SECTION 7.12.  FRANCHISES.  Each Company
will preserve and maintain at all times its corporate existence, rights and franchises; provided that this Section shall not prohibit any merger, consolidation or transfer permitted by Section 7.14.

               SECTION 7.13.  NOTICE.  Borrower will cause
its Chief Financial Officer, or in his or her absence another officer designated by the Chief Financial Officer, to promptly notify the Banks whenever (a) any Event of Default or Possible Default may occur hereunder or any representation or warranty made in Article VIII hereof or elsewhere in this Credit Agreement or in any Related
Writing may for any reason cease in any material respect to be true and complete and/or (b) any Subsidiary shall (i) be in default of any material (either with respect to the Subsidiary or the Borrower) obligation for payment of borrowed money, or, to the knowledge of Borrower, any material obligations in respect of guarantees, taxes, and/or indebtedness for goods or services purchased by, or other contractual obligations of, such Subsidiary and/or
(ii) not, to the knowledge of Borrower, be in compliance with any law, order, rule, judgments, ordinance, regulation, license, franchise, lease, or other agreement that has or could reasonably be expected to have a material adverse effect on the business, operations, property, or financial condition of the Subsidiary, and/or (iii)
Borrower and/or the Subsidiary shall have received or have knowledge of any actual, pending, or threatened claim, notice, litigation, citation, proceeding, or demand relating to any matter(s) described in subclauses (i) and
(ii).

               SECTION 7.14.  COMBINATIONS.  The Borrower
will not dissolve or liquidate, and will not permit any Subsidiary to dissolve or liquidate, except (a) in cases within the terms of clause (I) of Section 9.06 hereof that do not come within the terms of clause (II) of Section 9.06 hereof, or (b) in the ordinary course of business to the extent that no material adverse effect is thereby suffered by Borrower. No Company will be a party to any consolidation or merger; provided, that this Section shall not apply to (i) any merger of a Subsidiary into Borrower
(with Borrower being the surviving corporation) or into another Subsidiary, (ii) any consolidation of a Subsidiary with another Subsidiary, or (iii) a merger of Borrower into Parent on such terms that the surviving corporation will be liable for all obligations of Borrower arising under this Credit Agreement.

               SECTION 7.15.  BULK TRANSFERS.  No Company
will be a party to any lease, sale or other transfer involving all or a substantial part of the assets of the Companies as a whole; provided, that this Section shall not apply to (i) any transfer of assets to Borrower or another
Subsidiary, (ii) the transfer of assets to a trustee (other than a trustee for the benefit of creditors) in connection with a building project involving such assets, or (iii) any transfer effected in the normal course of business and on commercially reasonable terms.

               SECTION 7.16.  BORROWINGS.  No Company will
create, assume or suffer to exist any indebtedness for borrowed money or any Funded Indebtedness of any kind;
provided, that this Section shall not apply to (i) any Loans obtained hereunder, (ii) any indebtedness of any Company created in the course of purchasing or developing real estate or financing construction or other improvements thereon or purchasing furniture, fixtures or other equipment therefor or any other indebtedness of any Company for borrowed money or any refinancings thereof, provided that no Company (other than a Company whose sole assets consist of contiguous parcels of land which are being purchased or developed with such financing, the improvements, if any, thereon, furniture, fixtures and other equipment used in connection therewith, receivables incurred by tenants in connection therewith and the proceeds of such receivables and other property directly obtained from the ownership of such assets) shall have any personal liability for such indebtedness, the creditors' recourse being solely to the property being pledged as collateral for such indebtedness and the income therefrom,
(iii) any Funded Indebtedness hereafter incurred by any Company and subordinated, by written agreement in form and substance satisfactory to the Banks, in favor of the prior payment in full of such Company's Debt to the Banks, (iv) any other indebtedness heretofore guaranteed by Parent and reflected in Borrower's January 31, 1994 audit report heretofore delivered to the Banks, or any other indebtedness of any Company for borrowed money or any refinancings thereof; provided, that the aggregate personal liability of all the Companies in respect for all indebtedness for borrowed money and any refinancings thereof (other than any loan permitted by any other clause of this Section), does not then exceed, and after incurring the indebtedness in question will not exceed, One Million
Five Hundred Thousand Dollars ($1,500,000), or (v) unsecured short-term borrowings in the form of commercial paper issued by Borrower not to exceed the aggregate amount of the unused Revolving Loan Commitments at any time.

               SECTION 7.17.  LIENS.  No Company will (a)
acquire any property subject to any inventory consignment, land contract or other title retention contract, (b) sell or otherwise transfer any receivables, or (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, financing statement or lien of any kind or nature other than:

               (i) any lien for a tax, assessment or
governmental charge or levy so long as the payment thereof is not at the time required by Section 7.10 hereof;

               (ii) any lien securing only its workers' compensation, unemployment insurance and similar obligations;

               (iii) any mechanic's, carrier's or similar common law or statutory lien incurred in the normal course of business;

               (iv) any transfer of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business;
               (v) any judgment lien against a Subsidiary which shall never have had a net worth in excess of One
Hundred Fifty Thousand Dollars ($150,000);

               (vi) any mortgage, security interest or
other lien securing only indebtedness permitted by clause
(iv) of Section 7.16;

               (vii) any mortgage, security interest or other lien securing only indebtedness permitted by clause
(ii) of Section 7.16;

               (viii) any transfer of receivables without recourse;

               (ix) any assignment of rents, profits,
and/or cash flows derived from particular real estate given as additional security to a mortgage or security interest on such real estate permitted by this Section, provided, that the mortgage or security interest encumbers only the real property in question;

               (x) any financing statement perfecting a security interest permitted by this Section;

               (xi) easements, restrictions, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any Company's real property; or

               (xii) any mortgage, security interest and lien securing any indebtedness incurred to the Banks under this Credit Agreement.

               SECTION 7.18.  LOANS.  No Company will
knowingly make or have outstanding at any time any advance or loan of any kind other than:

               (i) any loan secured solely by mortgages on real estate and not exceeding eighty per cent (80%) of the value of the real estate as appraised by the lender
(provided, however, that in the case of any federally insured loan, the amount of the loan may be up to one hundred per cent (100%) of such appraised value), (ii) any loan from Borrower to one of its Subsidiaries or from such a Subsidiary to Borrower or (iii) any advance or loan made in the normal course of business of acquiring properties for, or developing properties of, the Companies.

               SECTION 7.19.  GUARANTEES.  No Company will
pledge its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another, whether as guarantor (whether of payment or of collection), surety, co-maker, endorser or by agreeing conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind, or otherwise, except for:

               (i) endorsements of negotiable instruments for deposit or collection or similar transactions in the normal course of business;

               (ii) any guarantee of the completion of a real estate building project if any Company is the developer of the project or has a property interest in the project;

               (iii) the guarantee by Parent of all Loans granted to Borrower hereunder;

               (iv) Borrower's guarantee of up to Three
Million Dollars ($3,000,000) to cover the lease of certain furniture and fixtures for Marriott Hotel in Charleston, West Virginia;

               (v) any indemnity or guarantee of a surety bond for the performance by some customer of a Company of the customer's obligations under a land development contract;
               (vi) any guarantee by Borrower of the equity investment or performance of a Subsidiary (other than any obligations of such Subsidiary incurred for borrowed money) in connection with a real estate project in favor of a partner or partnership in which such Subsidiary is a general partner, when Borrower deems it to be in its best interest not to be a partner or have a direct interest in the partnership;

               (vii) any guarantee by Borrower of letters of credit (other than letters issued under Section 3.06 of this Credit Agreement) issued on or after the first anniversary of the Closing Date by any banking institution on behalf of Forest City Residential Development, Inc. or
Parent, or any obligation of Borrower as an applicant under standby letters of credit so long as (a) the aggregate amount of all such outstanding guarantees, plus (b) the aggregate face amount of all such outstanding letters of credit issued on behalf of Borrower, plus (c) the aggregate face amount of all such outstanding letters of credit issued on behalf of or guaranteed by Parent, plus (d) the aggregate face amount of all letters of credit permitted under Section 9.12(g) of Parent's Guaranty of Payment of
Debt issued in connection with this Agreement do not exceed
Ten Million Dollars ($10,000,000);

               (viii) obligations of Borrower as in effect on the Closing Date after giving effect to the transactions contemplated under Section 6.06 hereof in respect of guarantees of debt service, payment of taxes, and/or availability of Regional Transit Authority easements relating to the Ritz Carlton Project and the Post Office
Building Plaza; and

               (ix) Pledges and/or assignments permitted under Section 7.17(ix) hereof.

               SECTION 7.20.  GROSS CASH FLOW.  Borrower
will not suffer or permit (a) its net earnings (loss), excluding the gain on disposition of properties and the provision for decline in real estate, before deducting the noncash charges from rental properties for depreciation and amortization, deferred income taxes and accrued interest on mortgage notes of a rental property which is not payable until future years, plus (b) its corporate interest expense and pass thru debt reimbursement of New York principal payments (its "Gross Cash Flow") for any year to be less than one hundred fifty percent (150%) until the Termination
Date and one hundred twenty-five per cent (125%) after the Termination Date of the sum of (a) all payments of principal and interest of the Notes due in such year, plus
(b) the principal payments made on all loans secured by real estate mortgages (other than any final principal payment on any loan secured by real estate and the RMS loan).

               SECTION 7.21.  POST-CLOSING ITEMS.  The
Borrower will promptly perform and complete to the satisfaction of the Agent each of the matters, if any, set forth on Schedule 7.21 attached hereto (the "Listed
Matters") on or before the date set forth on Schedule 7.21 for the performance and completion thereof (the
"Satisfaction Date").

               SECTION 7.22.  FURTHER ASSURANCES.  The
Borrower agrees to execute and deliver to the Agent and/or the Banks any agreements, documents and instruments, including, without limitation, additional Notes as replacements or substitutions as may be required by the Agent and/or the Banks, and to take such other actions as reasonably requested by the Agent to effect the transactions contemplated hereby.

                 SECTION 7.23.  AMENDMENT OF ARTICLES OF
INCORPORATION AND/OR REGULATIONS. The Borrower will not amend, modify, or supplement its articles of incorporation or its code of regulations in any material respect that would be detrimental to the performance by the Borrower of its obligations under the Loan Documents or rights of the Agent or the Banks under this Agreement or the Notes.

               SECTION 7.24.  FISCAL YEAR.  Except as
required by law, or required in connection with a transaction permitted under Section 7.14 hereof, the Borrower will not change its fiscal year without the consent of the Banks, which shall not be unreasonably withheld.

               SECTION 7.25.  REGULATION U.  The Borrower
and its Subsidiaries will not, and will not permit its Subsidiaries to, directly or indirectly, (a) apply any part of the proceeds of any Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulations G, T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder, (b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire Indebtedness which was incurred to purchase or carry any such margin stock.

                       ARTICLE VIII

              REPRESENTATIONS AND WARRANTIES

               Subject only to such exceptions, if any, as may be fully disclosed in an officer's certificate in the form of Schedule 8 hereto furnished by Borrower to each Bank prior to the execution and delivery hereof, Borrower represents and warrants as follows:

               SECTION 8.01.  EXISTENCE.  Borrower is a
corporation duly organized and validly existing in good standing under the laws of the State of Ohio and is duly qualified to transact business and is in good standing as a foreign corporation in all jurisdictions (other than jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter) where the nature of the property owned and business transacted by Borrower render such qualification necessary.
Each of the Borrower's Subsidiaries is duly organized and existing in good standing in the jurisdiction of its incorporation or formation. The Borrower and each of its Subsidiaries has full power, authority, and legal right to own and operate its respective properties and to carry on the business in which it engages and intends to engage.

               SECTION 8.02.  RIGHT TO ACT.  No
registration with or approval of any governmental agency of any kind is required for the due execution and delivery or for the enforceability of this Credit Agreement and any
Note issued pursuant to this Credit Agreement. Borrower has legal power and right to execute and deliver this Credit Agreement and any Note issued pursuant to this Credit Agreement and to perform and observe the provisions of this Credit Agreement and any Note issued pursuant hereto and all such actions have been duly authorized by all necessary corporate action of Borrower. By executing and delivering this Credit Agreement and any Note issued pursuant to this Credit Agreement and by performing and observing the provisions of this Credit Agreement and any
Note issued pursuant hereto, Borrower will not violate any existing provision of its articles of incorporation, code of regulations or by-laws or any applicable law or violate or otherwise become in default under any existing contract, agreement, indenture or other obligation binding upon Borrower. The officers executing and delivering this Credit Agreement on behalf of Borrower have been duly authorized to do so, and this Credit Agreement and any Note, when executed, are legally valid, binding and enforceable against Borrower in every respect.

               SECTION 8.03.  BINDING EFFECT.  This Credit
Agreement constitutes a valid and binding agreement of the Borrower, and the Guaranty constitutes a valid and binding agreement of the Parent, in both cases enforceable in accordance with their respective terms, and the Notes, when executed and delivered in accordance with this Credit
Agreement, will constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms.

               SECTION 8.04.  LITIGATION.  No litigation or
proceeding is pending or being threatened against Borrower or any Subsidiary before any court or any administrative agency which might, if successful, adversely affect
Borrower to a material extent.  The Internal Revenue
Service has not alleged any default by Borrower in the payment of any tax or threatened to make any assessment in respect thereof.

               SECTION 8.05.  EMPLOYEE RETIREMENT INCOME
SECURITY ACT. No material employee benefit plan established or maintained by Borrower or any Domestic
Subsidiary, which is subject to Part 3 of Subtitle B of Title I of the Employee Retirement Income Security Act of
1974, as amended and in effect, had an accumulated funding deficiency (as such term is defined in Section 302 of that Act) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which
Part 3 of Subtitle B of Title I of that Act applied, and no material liability to the Pension Benefit Guaranty
Corporation, has been, or is expected by Borrower or any Domestic Subsidiary to be, incurred with respect to any such plan by Borrower or any Domestic Subsidiary.

               SECTION 8.06.  ENVIRONMENTAL COMPLIANCE.  To
the best of Borrower's knowledge, Borrower and each Subsidiary are in compliance with any and all Environmental
Laws including, without limitation, all Environmental Laws in all jurisdictions in which Borrower or any Subsidiary owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or threatened against Borrower or any Subsidiary, any real property in which Borrower or any Subsidiary holds or has held an interest or any past or present operation of Borrower or any Subsidiary. To the best of Borrower's knowledge, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred, on, under, from, or to any real property in which Borrower or any Subsidiary holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this subsection, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise.

               SECTION 8.07.  SOLVENCY.  Borrower has
received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of this Credit Agreement or any Note to the Banks.
Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

               SECTION 8.08.  FINANCIAL STATEMENTS.  The
annual financial statements of Borrower prepared as of January 31, 1994, certified by Borrower's Chief Financial
Officer and heretofore furnished to each Bank, are true and complete, has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used by Borrower during its immediately preceding full fiscal year and fairly present its financial condition as of that date and the results of its operations for the fiscal year then ending. Since that date there has been no material adverse change in Borrower's financial condition, properties or business or in the financial condition, properties or business of any Subsidiary other than any change which has been previously disclosed to the Banks.

               SECTION 8.09.  DEFAULTS.  No Event of
Default or Possible Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

               SECTION 8.10.  OPERATIONS.  The Borrower and
its Subsidiaries have obtained and continue to possess all permits, licenses and authorizations the absence of which would materially and adversely affect the Borrower's or a Subsidiary's ability to carry on its business in the ordinary course.

               SECTION 8.11.  TITLE TO PROPERTIES; PATENTS,
TRADE MARKS, ETC. The Borrower and its Subsidiaries have good and marketable title to all of their properties and assets, including, without limitation, the properties and assets reflected in the financial statements referred to in
Section 8.08 (excepting, however, inventory and other immaterial assets, in each case sold or otherwise disposed of in the ordinary course of business subsequent to the date of the such financial statements). There are no Liens of any nature whatsoever on any of the properties or assets of the Borrower and its Subsidiaries other than such as are permitted under Section 7.17. The Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, and licenses and rights with respect to the foregoing necessary for the conduct of their respective businesses as now conducted, without any known conflict with the valid rights of others which would be inconsistent with the conduct of its business substantially as now conducted and as currently proposed to be conducted.

               SECTION 8.12.  COMPLIANCE WITH OTHER
INSTRUMENTS. The Borrower and, to the best of the Borrower's knowledge, each Subsidiary is not in default in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions contained in any evidence of indebtedness. Neither the execution and delivery of this Credit Agreement, nor the consummation of the transactions contemplated thereby, nor compliance with the terms and provisions thereof will violate the provisions of any applicable law or of any applicable order or regulations of any governmental authority having jurisdiction over the parties thereto, or will conflict with any material permit, license or authorization, or will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or of any agreement or instrument to which the Borrower is now a party, or will constitute a default thereunder, or will result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any Subsidiary except in favor of the Banks.

               SECTION 8.13.  MATERIAL RESTRICTIONS.  The
Borrower and its Subsidiaries are not a party to any agreement or other instrument or subject to any other restriction which materially adversely affects their business, properties, assets, operations, or conditions, financial or otherwise, taken as a whole.

               SECTION 8.14.  CORRECTNESS OF DATA
FURNISHED. The Credit Agreement and all schedules and exhibits thereto do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading; and there is no fact not otherwise disclosed in writing to the Agent which, to the knowledge of the Borrower, materially affects adversely the business, properties or condition
(financial or otherwise) of the Borrower and its Subsidiaries.

               SECTION 8.15.  TAXES.  The Borrower and its
Subsidiaries have (a) timely filed all returns required to be filed by it with respect to all taxes, (b) paid all taxes shown to have become due pursuant to such returns, and (c) paid all other taxes for which a notice of assessment or demand for payment has been received other than taxes that the Borrower or its Subsidiary is contesting in good faith with appropriate proceedings. All tax returns have been prepared in accordance with all applicable laws and requirements and accurately reflect in all material respects the taxable income (or other measure of tax) of the Borrower filing the same. The accruals for taxes contained in the Balance Sheet are adequate under GAAP to cover all liabilities for taxes for all periods ending on or before the date of such balance sheet and include adequate provision for all deferred taxes
(including deferred federal taxes), and nothing has occurred subsequent to that date to make any of such accruals inadequate. All taxes for periods beginning after the date of this Credit Agreement through and including the Closing Date have been paid or are adequately reserved against on the books of the Borrower. The Borrower and its Subsidiaries have timely filed all information returns or reports which are required to be filed and has accurately reported all information required to be included on such returns or reports. There are no proposed assessments of taxes against the Borrower or its Subsidiaries nor proposed adjustments to any tax return filed that, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Borrower.

               SECTION 8.16.  COMPLIANCE WITH LAWS.  Except
as disclosed on Schedule 8.16, the Borrower and, to the best of the Borrower's knowledge, its Subsidiaries are in compliance in all material respects with all material laws, rules, regulations, court orders and decrees, and orders of any governmental agency which are applicable to the Borrower and its Subsidiaries or to their properties.

               SECTION 8.17.  REGULATION U, ETC.  The
Borrower does not own, nor does it have any present intention of acquiring, any "margin stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of
Governors of the Federal Reserve System (herein called
"margin stock"). The proceeds of the Loans will not be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness or other liability which was originally incurred to purchase or carry, any margin stock or for any other purpose which might cause the transactions contemplated hereby to be considered a "purpose credit" within the meaning of said Regulation U, or which might cause this Credit Agreement to violate
Regulation G, Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of
1934. Upon request, the Borrower will promptly furnish the Agent with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said
Regulation U.

               SECTION 8.18.  HOLDING COMPANY ACT.  The
Borrower is not a "Holding Company" or a "Subsidiary
Company" of a "Holding Company", or an "Affiliate" of a "Holding Company" or of a "Subsidiary Company" of a "Holding Company", as such terms are defined in the Public
Utility Holding Company Act of 1935, as amended.

               SECTION 8.19.  SECURITIES ACT, ETC.  Neither
the registration of any security under the Securities Act of 1933, as amended, or any other federal, state, or local securities laws, nor the qualification of the Credit
Agreement, the Notes and/or the Guaranty under the Trust
Indenture Act of 1939, as amended, is required in connection with the Loan or the issuance and delivery of the Notes pursuant hereto.

               SECTION 8.20.  INVESTMENT COMPANY ACT.  The
Borrower is not, nor immediately after the application by the Borrower of the proceeds of each Loan will the Borrower be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               SECTION 8.21.  INDEBTEDNESS OF SUBSIDIARIES.
No Subsidiary has any indebtedness for borrowed money other than (a) on terms that limit recourse for the payment thereof to the real property or other assets of the Subsidiary securing such indebtedness or (b) such indebtedness owed by a Subsidiary the sole assets of which consist of contiguous parcels of land, the improvements, if any, thereon, furniture, fixtures and other equipment used in connection therewith, receivables incurred by tenants in connection therewith and the proceeds of such receivables and other property directly obtained from the ownership of such assets.

               SECTION 8.22.  GUARANTEES.  All outstanding
guarantees issued by Borrower are set forth on Schedule
8.22 hereto.

                        ARTICLE IX

                     EVENTS OF DEFAULT

               Each of the following shall constitute an event of default (an "Event of Default") hereunder:

               SECTION 9.01.  PAYMENTS.  If all or any
installment of the principal of, or interest on, any Note, or any fee provided hereunder shall not be paid in full punctually when due and payable.

               SECTION 9.02.  COVENANTS.

          (a) If Borrower shall fail or omit to perform or observe any agreement or other provision contained or referred to in Sections 7.13 and/or 7.20 of this Credit Agreement; or

          (b) If Borrower shall fail or omit to perform or observe any agreement or other provision (other than those referred to in Sections 9.01 and 9.02(a) hereof) contained or referred to in this Credit Agreement or any Related Writing that is on Borrower's part to be complied with, and Borrower shall not have corrected such failure or omission within thirty (30) days after the giving of written notice thereof to Borrower by Agent or any Bank that the specified default is to be remedied.

               SECTION 9.03.  REPRESENTATIONS AND
WARRANTIES. If any representation, warranty, or statement made in or pursuant to this Credit Agreement or any Related
Writing or any other material information furnished by Borrower to the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

               SECTION 9.04.  CROSS DEFAULT.  If Borrower
and/or any Subsidiary defaults in any payment of principal or interest due and owing upon any obligation for borrowed money or, in the case of the Borrower, in the payment or performance of any obligation permitted to be outstanding or incurred pursuant to Sections 7.16, 7.17, and/or 7.19 hereof, beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to accelerate the maturity of the related indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity or foreclose on any lien on property of Borrower securing the same, except that defaults in payment or performance of non-recourse obligations of Borrower or any Subsidiary shall not constitute Events of Default under this Section 9.04 unless such defaults have, individually or in the aggregate, a material adverse effect on the business or financial condition of Borrower.

               SECTION 9.05.  TERMINATION OF PLAN.  If (a)
any Reportable Event occurs and the Banks, in their sole determination, deem such Reportable Event to constitute grounds (i) for the termination of any Plan by the Pension
Benefit Guaranty Corporation or (ii) for the appointment by the appropriate United States district court of a trustee to administer any Plan and such Reportable Event shall not have been fully corrected or remedied to the full satisfaction of the Banks within thirty (30) days after giving of written notice of such determination to Borrower by the Banks or (b) any Plan shall be terminated within the meaning of Title IV of the Employee Retirement Income
Security Act of 1974, as amended, or (c) a trustee shall be appointed by the appropriate United States district court to administer any Plan, or (d) the Pension Benefit Guaranty
Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

               SECTION 9.06.  DOMESTIC SUBSIDIARY'S
SOLVENCY. If (I) any Domestic Subsidiary shall (a) generally not pay its debts as such debts become due, or
(b) make a general assignment for the benefit of creditors, or (c) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of itself or all or a substantial part of its assets, or (d) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United
States Code, as the same may be amended from time to time, or (e) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (f) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of itself or of all or a substantial part of its assets, or (g) take or omit to take any other action in order thereby to effect any of the foregoing or (h) fail to pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it or its income, profits, or properties, and/or all lawful claims for labor, materials, and supplies, which, if unpaid, might become a lien or charge against such properties, in all cases before the same shall become in default, or (i) fail to comply with any and all Environmental Laws applicable to such Domestic Subsidiary, its properties, or activities, or (j) fail to observe, perform, or fulfill any of its obligations, covenants or conditions contained in any evidence of indebtedness or other contract, decree, order, judgment, or instrument to which such Domestic Subsidiary is a party or by which it or its assets are bound, and (II) any such event or events described in (I) above shall in the reasonable judgment of the Banks have a material adverse effect on the business or financial condition of the Borrower.

               SECTION 9.07.  BORROWER'S SOLVENCY.  If
Borrower shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time (the "Bankruptcy
Code"), or (f) file a voluntary petition under any chapter or provision of the Bankruptcy Code or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law
(whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding
(whether federal or state) relating to relief of debtors, or (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental commission of competent jurisdiction, which assumes custody or control of Borrower, approves a petition seeking reorganization of Borrower or any other judicial modification of the rights of its creditors, or appoints a receiver, custodian, trustee, interim trustee or liquidator for Borrower or of all or a substantial part of its assets, or (h) take or omit to take any action in order thereby to effect any of the foregoing.

               SECTION 9.08.  PARENT DEFAULT.  Parent or
any other entity shall repudiate or challenge the validity of the Guaranty, or a Guaranty Default shall occur.

                         ARTICLE X

                   REMEDIES UPON DEFAULT

               Notwithstanding any contrary provision or inference herein or elsewhere,

               SECTION 10.01.  OPTIONAL DEFAULTS.  If any
event of default referred to in section 9.01, 9.02(a), 9.02(b), 9.03, 9.04, 9.05, 9.06, 9.07 (other than (e) or
(f) hereof and/or 9.08 shall occur, the Required Banks shall have the right in their discretion, by directing the Agent, on behalf of the Banks, to give written notice to Borrower, to

               (a)  terminate the Commitments and the
credits hereby established, if not theretofore terminated, and forthwith upon such election the obligations of Banks, and each thereof, to make any further Loan or Loans and/or issue further letters of credit hereunder immediately shall be terminated, and/or

               (b)  accelerate the maturity of all of
Borrower's Debt to the Banks (if it be not already due and payable), whereupon all of Borrower's Debt to the Banks shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

               SECTION 10.02.  AUTOMATIC DEFAULTS.  If any
event of default referred to in Section 9.07(e) or 9.07(f) hereof shall occur,

               (a)  all of the Commitments and the credits
hereby established shall automatically and forthwith terminate, if not theretofore terminated, and no Bank thereafter shall be under any obligation to grant any further Loan or Loans and/or issue further letters of credit hereunder, and

               (b)  the principal of and interest on all
Notes then outstanding, and all of Borrower's Debt to the Banks shall thereupon become and thereafter be immediately due and payable in full (if it be not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

               SECTION 10.03.  REMEDIES RELATING TO LETTERS
OF CREDIT. In the event the Commitments are terminated and/or the Debt is accelerated pursuant to Section 10.01 or
10.02 above, Borrower shall immediately deposit with the Agent an amount of cash equal to the then aggregate amount of the stated amounts of all letters of credit outstanding hereunder as security for reimbursement of any drawings made on any such letters of credit and as collateral for repayment of the Debt or any part thereof. The amount of cash required to be deposited pursuant to this Section
10.03 shall constitute part of the Debt and be included in the indebtedness evidenced by the Notes.

               SECTION 10.04.  OFFSETS.  If there shall
occur or exist any Possible Default under Section 9.07 hereof or if the maturity of the Notes is accelerated pursuant to Section 10.01 or 10.02 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to Section 10.05 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other person, all such notices and demands being hereby expressly waived by Borrower.

               SECTION 10.05.  EQUALIZATION PROVISION.
Each Bank agrees with the other Banks that if it at any time shall obtain any Advantage over the other Banks or any thereof in respect of Borrower's Debt to the Banks including without limitation in respect of the letters of credit described in Schedule 3.06 hereof (except under Sections 4.06, 4.07, 4.08, 4.09, 4.10 and/or 4.11, hereof), it will purchase from the other Banks, for cash and at par, such additional participation in Borrower's Debt to the Banks as shall be necessary to nullify the Advantage. If any said Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all indebtedness owing by Borrower to that Bank pursuant to this Credit Agreement
(including, without limitation, any participation purchased or to be purchased pursuant to this Section 10.05) until Borrower's Debt has been paid in full. Borrower agrees that any Bank so purchasing a participation from the other
Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were a direct creditor of Borrower in the amount of such participation.


                          ARTICLE XI


                           THE AGENT

               The Banks authorize Society National Bank and Society National Bank hereby agrees to act as Agent for the Banks in respect of this Credit Agreement upon the terms and conditions set forth elsewhere in this Credit
Agreement, and upon the following terms and conditions:

               SECTION 11.01.  APPOINTMENT AND
AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers hereunder as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. It is expressly understood and agreed that the Agent shall not be or be chargeable with the duties of a fiduciary on account of its undertaking to act as agent hereunder. Neither the Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

               SECTION 11.02.  NOTE HOLDERS.  The Agent may
treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to the Agent.

               SECTION 11.03.  CONSULTATION WITH COUNSEL.
The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

               SECTION 11.04.  DOCUMENTS.  The Agent shall
not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of this Credit Agreement, the Notes, any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

               SECTION 11.05.  AGENT AND AFFILIATES.  With
respect to the Loans made hereunder, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower.

               SECTION 11.06.  KNOWLEDGE OF DEFAULT.  It is
expressly understood and agreed that the Agent shall be entitled to assume that no Possible Default or Event of Default has occurred and is continuing, unless the Agent has been notified by a Bank in writing that such Bank considers that a Possible Default or Event of Default has occurred and is continuing and specifying the nature thereof.

               SECTION 11.07.  ACTION BY AGENT.  So long as
the Agent shall be entitled, pursuant to Section 11.06 hereof, to assume that no Possible Default or Event of Default shall have occurred and be continuing, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Credit
Agreement. The Agent shall incur no liability under or in respect of this Credit Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

               SECTION 11.08.  NOTICES, DEFAULT, ETC.  In
the event that the Agent shall have acquired actual knowledge of any Possible Default or Event of Default, the Agent shall promptly notify the Banks and will take such action and assert such rights under this Credit Agreement the Required Banks shall direct and the Agent shall inform the other Banks in writing of the action taken. The Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

               SECTION 11.09.  INDEMNIFICATION.  The Banks
agree to indemnify the Agent (to the extent not reimbursed by the Borrower), Pro rata according to the respective principal amounts of their Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in its capacity as agent in any way relating to or arising out of this Credit Agreement or any action taken or omitted by the Agent with respect to this Credit Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence, willful misconduct or from any action taken or omitted by the Agent in any capacity other than as agent under this Credit
Agreement.


                       ARTICLE XII

                      MISCELLANEOUS

               SECTION 12.01.  BANKS' INDEPENDENT
INVESTIGATION.  Each Bank by its signature to this Credit
Agreement acknowledges and agrees that the Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of Borrower, the Parent, or any Subsidiary, or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of Borrower, the Parent, and any Subsidiary in connection with the extension of credit hereunder, and agrees that the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto
(other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans or at any time or times thereafter.

               SECTION 12.02.  NO WAIVER; CUMULATIVE
REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

               SECTION 12.03.  AMENDMENTS, CONSENTS.  No
amendment, modification, termination, or waiver of any provision of this Credit Agreement or of the Notes nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks or all of the Banks in cases provided for in the next sentence, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Unanimous consent of the Banks, or, if there is any borrowing hereunder, the holders of one hundred per cent (100%) (by amount) of the Notes shall be required with respect to (i) any increase in any Commitment, the extension of maturity of the Notes, or the payment date of interest thereunder, (ii) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or any change in the manner of Pro rata application of any payments made by Borrower to the Banks hereunder, or any change in amortization schedules, or in the manner of calculating fees or prepayment penalties, (iii) any change in any percentage voting requirement in this Credit Agreement, or
(iv) the increase of more than $5,000,000 on a cumulative basis of the amounts permitted to be guaranteed by the Borrower, or (v) any amendment to the definitions of Required Banks or Reference Banks set forth herein or to this Section 12.03, or any material amendment to any representation, warranty, covenant, event of default, or remedy provided for hereunder. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this section, regardless of its failure to agree thereto.

               SECTION 12.04.  NOTICES.  All notices,
requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Credit Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Credit Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail or delivered to a telegraph company, addressed as aforesaid, except that notices from Borrower to Agent or the Banks pursuant to any of the provisions hereof shall not be effective until received by Agent or the Banks.

               SECTION 12.05.  COSTS, EXPENSES AND TAXES.
Borrower agrees to pay on demand all costs and expenses of the Banks and Agent, any expenses incurred in connection with the preparation of this Credit Agreement and any Related Writings, including (i) administration and out-of-pocket expenses of Agent in connection with the administration of this Credit Agreement, the Notes, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder,
(ii) extraordinary expenses of Agent or the Banks in connection with the administration of this Credit
Agreement, the Notes and the other instruments and documents to be delivered hereunder, (iii) the reasonable fees and out-of-pocket expenses of Thompson, Hine and Flory, counsel to the Agent, in connection with the preparation and closing of this Credit Agreement and related matters, and (iv) all costs and expenses, including reasonable attorney's fees, in connection with the restructuring or enforcement of this Credit Agreement or any Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Credit Agreement or the Notes, and the other instruments and documents to be delivered hereunder, and agrees to save Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

               SECTION 12.06.  SURVIVAL OF REPRESENTATIONS
AND WARRANTIES. All representations and warranties of the Borrower made in or pursuant to this Credit Agreement or in any certificate or other Related Writing in connection herewith shall survive the closing hereof or the making of the Loan or other transaction in connection with which given.

               SECTION 12.07.  OBLIGATIONS SEVERAL; NO
FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Credit Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Credit
Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Banks with respect to this Credit Agreement, any Note and any Related Writing is and shall be solely that of debtor and creditor, respectively, and no Bank has any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

               SECTION 12.08.  EXECUTION IN COUNTERPARTS.
This Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

               SECTION 12.09.  BINDING EFFECT; ASSIGNMENT.
This Credit Agreement shall become effective when it shall have been executed by Borrower, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrower and each of the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks. No person, other than the Banks, shall have or acquire any obligation to grant Borrower any loans hereunder.

               SECTION 12.10.  GOVERNING LAW.  This Credit
Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the principles of conflict of laws and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law.

               SECTION 12.11.  SEVERABILITY OF PROVISIONS;
CAPTIONS. Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Credit Agreement.

               SECTION 12.12.  PURPOSE.  Each of the Banks
represents and warrants to Borrower that it is entering into this Credit Agreement with the present intention of acquiring any Note issued pursuant hereto solely in connection with such Bank's commercial lending activities and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

               SECTION 12.13.  ADDITIONAL BANKS.
Additional banks may be added to this Credit Agreement on such terms and conditions as may be agreed among the Agent, the Banks originally parties hereto, and the Borrower.

               SECTION 12.14.  CONSENT TO JURISDICTION.
The Borrower agrees that any action or proceeding to enforce or arising out of this Credit Agreement may be commenced in the Court of Common Pleas for Cuyahoga County, Ohio or in the District Court of the United States for the Northern District of Ohio, and the Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction over the Borrower if served to the Borrower at the address listed opposite the signature of the Borrower at the end of this Credit Agreement or as otherwise provided by the laws of the State of Ohio or the United States.

               SECTION 12.15.  ENTIRE AGREEMENT.  This
Credit Agreement, any Note and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the date hereof integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

               SECTION 12.16.  JURY TRIAL WAIVER.  BORROWER
AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY
PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN
CONTRACT, TORT OR OTHERWISE, AMONG BORROWER AND THE BANKS,
OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED
TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG
THEM IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY NOTE
OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR
DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS
RELATED THERETO.  THIS WAIVER SHALL NOT IN ANY WAY AFFECT,
WAIVE, LIMIT, AMEND OR MODIFY ANY BANK'S ABILITY TO PURSUE
REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT
PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT,
DOCUMENT OR AGREEMENT AMONG BORROWER AND THE BANKS, OR ANY
THEREOF.

               IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered as of the date set forth above, each by an officer thereunto duly authorized.


Address:                      FOREST CITY RENTAL PROPERTIES
10800 Brookpark Road          CORPORATION
Cleveland, Ohio 44130
                              By:     /s/ Thomas G. Smith
                                      Thomas G. Smith
                                      Vice President

Address:                      SOCIETY NATIONAL BANK
127 Public Square
Cleveland, Ohio  44114
                              individually and as Agent

                              By:     /s/ Paul E. Horning
                                      Paul E. Horning
                                      Vice President


Address:                      NATIONAL CITY BANK
1900 East Ninth Street
Cleveland, Ohio 44114         By:     /s/ Anthony Dimare
                                      Anthony Dimare
                                      Vice President


Address:                      THE HUNTINGTON NATIONAL BANK
917 Euclid Avenue
Cleveland, Ohio 44114         By:     /s/ James R. Logan
                                      James R. Logan
                                      Senior Vice President


Address:                      COMERICA BANK
One Detroit Center
500 Woodward Avenue, MC 3279
Detroit, MI 48226             By:     /s/ Ian Hogan
                                      Ian Hogan
                                      Vice President


Address:                      FIRST NATIONAL BANK OF OHIO
123 West Prospect Avenue
Cleveland, Ohio 44115         By:     /s/ John F. Neumann
                                      John F. Neumann
                                      Vice President




                          EXHIBIT A


               Name              Maximum Amount  Percentage

      Society National Bank        $52,500,000      37.5
      National City Bank            27,500,000      19.6
      The Huntington National Bank  20,000,000      14.3
      Comerica Bank                 20,000,000      14.3
      First National Bank of Ohio   20,000,000      14.3